UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 28, 2010, eDiets.com, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq’s requirements for continued listing because, for the previous 30 consecutive business days, the bid price of the Company’s common stock closed below the minimum $1.00 per share price requirement for continued listing on The Nasdaq Capital Market under Marketplace Rule 5550(a)(2) (the “Rule”). The Company has a period of 180 calendar days, or until December 27, 2010, to regain compliance with the Rule.

If, at any time before December 27, 2010, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide the Company written notification that it is in compliance with the Rule. However, if the Company does not regain compliance with the Rule by December 27, 2010, Nasdaq will determine whether the Company meets The Nasdaq Capital Market initial listing criteria set forth in Marketplace Rule 5505, except for the bid price requirement, and if it does, the Company will be granted an additional 180 calendar day compliance period.

A copy of the press release announcing receipt of the Nasdaq letter is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

As described in Item 3.01 of this Current Report on Form 8-K, the following exhibit is furnished as part of this Current Report.

Exhibit No.	Description
99.1	Press release issued by eDiets.com, Inc. on July 2, 2010.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin N. McGrath
Kevin N. McGrath
Chief Executive Officer and President

Date: July 2, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by eDiets.com, Inc. on July 2, 2010.